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                                                                     EXHIBIT 5.2


LANG MICHENER LLP
Lawyers -- Patent & Trade Mark Agents

BCE Place, 181 Bay Street, Suite 2500
P.O. Box 747
Toronto ON M5J 2T7
Canada

Telephone     416-360-8600
Facsimile:    416-365-1719


December 1, 2005

Gryphon Gold Corporation
Suite 810, Box 36
1130 West Pender Street
Vancouver, B.C.  V6C 4A4

Snell & Wilmer L.L.P.
3800 Howard Hughes Parkway, Suite 1000
Las Vegas, NV 89109

Dear Sirs/Mesdames:

                          RE: GRYPHON GOLD CORPORATION

         We have acted as Canadian counsel to Gryphon Gold Corporation (the "COMPANY"), a corporation existing under the laws of the State of Nevada, in connection with the offering (the "OFFERING") by the Company of 6,000,000 units (the "OFFERED UNITS") of the Company at a price of Cdn$0.85 per unit. The Company proposes to offer and sell the Offered Units in accordance with the term of an underwriting agreement in substantially the form of Exhibit 1.1 to a Registration Statement on Form SB-2 (No. 333-127635) (the "REGISTRATION STATEMENT") filed by the Company under the United States Securities Act of 1933, as amended (the "SECURITIES ACT") (the "UNDERWRITING AGREEMENT"), to be executed between the Company and the underwriters named therein (the "UNDERWRITERS"). Each Offered Unit will be comprised of one share of the Company's common stock, par value U.S. $0.001 per share (the "COMMON STOCK") and one Class A Warrant (individually a "WARRANT" and collectively, the "WARRANTS"). Each Warrant will entitle the holder thereof to purchase one share of Common Stock at a price of Cdn$1.15 per share, until the date that is twelve (12) months following the Closing Date (as that term is defined in the Underwriting Agreement). In addition, at the option of the Underwriters, exercised at any time and from time to time during the period of thirty (30) days following the Closing Date, the Company proposes to issue and sell to the Underwriters, pursuant to the Underwriting Agreement, up to 900,000 additional units (the "ADDITIONAL UNITS" and, together with the Offered Units, the "PURCHASED SECURITIES") at the same price per Additional Unit as the Underwriters shall pay for each Offered Unit. The Additional Units have attributes identical to the Offered Units, and the Class A Warrants forming part of the Additional Units (the "ADDITIONAL WARRANTS") have attributes identical to the Warrants. Pursuant to the Underwriting Agreement, the Company also proposes to issue to the Underwriters on the Closing Date options (the "UNDERWRITERS' OPTIONS") entitling the holders thereof to purchase, in the aggregate, shares of the Company's Common Stock equal to ten percent (10%) of the number of Purchased Securities sold in the offering, exercisable at the offering price for a period of twelve (12) months following the Closing Date in substantially the form of Exhibit 4.3 to the Registration Statement. The Warrants and Additional Warrants will be issued pursuant to a Warrant

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LANG MICHENER LLP
Lawyers -- Patent & Trade Mark Agents                                     Page 2


Indenture dated as of the Closing Date between the Company and Computershare Trust Company of Canada (the "WARRANT INDENTURE") in substantially the form of
Exhibit 4.2 to the Registration Statement.. Each of the Warrant Indenture and the Underwriters' Options is stated to be governed by the laws of Ontario.

         We understand that Snell & Wilmer LLP, as Nevada counsel to the Company, has been asked to deliver an opinion letter to the Company with respect to the legality of the Purchased Securities and Underwriters' Options. We have been asked to provide, in support of the opinion of Snell and Wilmer LLP, our opinion with respect to the enforceability of the Warrants, the Additional Warrants and the Underwriters' Options.

         We have made such investigations and examined originals or copies, certified or otherwise identified to our satisfaction, of public and corporate records, documents and certificates of governmental authorities and officers of the Company and of others as we have considered necessary or appropriate to enable us to express the opinions hereinafter set forth.

         In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic, original documents of all documents submitted to us as copies. We have also considered such questions of law as we have deemed relevant to enable us to express the opinions hereinafter set forth.

         We are solicitors qualified to practice in the Province of Ontario and, accordingly, the opinions expressed herein are restricted to the laws of Ontario and the federal laws of Canada applicable therein as of the date hereof.

         The opinions set forth below are subject to:

         (i) bankruptcy, insolvency, winding-up, reorganization, arrangement and other laws affecting the rights of creditors generally;

         (ii) the qualification that equitable remedies, including, without limitation, specific performance and injunction, may be granted only in the discretion of a court of competent jurisdiction;

         (iii) the qualification that enforcement of such agreements may be limited by the fact that a judgment of a Canadian court may be awarded only in Canadian currency;

         (iv) the qualification that the enforceability of any provision of such agreements exculpating a person from a liability or duty otherwise owed by a person, waiving legal and equitable defences, agreeing not to challenge the validity or enforceability of remedies or that provides that a determination or calculation made by a person is conclusive and binding on any other person, may be limited by law;

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www.langmichener.ca                             Toronto     Vancouver     Ottawa
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LANG MICHENER LLP
Lawyers -- Patent & Trade Mark Agents                                     Page 3




         (v) the qualification that rights to contribution, wavier of contribution and indemnity may be limited under applicable law; and

         (vi) the provisions which purport to sever from the Warrant Indenture, the Warrants, the Additional Warrants or the Underwriters' Options any provision therein which is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder thereof, would be enforced only to the extent that the court determined that such prohibited or unenforceable provision could be severed without impairing the interpretation and application of the remainder of the Warrant Indenture or the Warrants, the Additional Warrants or the Underwriters' Options, as the case may be.

         Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof:

         (i) the Warrants and Additional Warrants will, when executed and delivered by the Company and once the Warrant Indenture has been executed and delivered by the Company, be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, and

         (ii) the Underwriters' Option will, when executed and delivered by the Company, be a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended or the Rules and Regulations of the Securities and Exchange Commission.

Yours truly,



"Lang Michener LLP"

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www.langmichener.ca                             Toronto     Vancouver     Ottawa